UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2008

NBTY, INC.

 (Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31788	11-2228617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue	11779
Ronkonkoma, New York	(Zip Code)
(Address of Principal Executive Offices)

(631) 567-9500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2006, NBTY, Inc. the (“Registrant”) entered into a $325,000,000 Revolving Credit Agreement among the Registrant, as the Borrower, the several lenders (the “Original Lenders”) from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., BNP Paribas, Citibank, N.A. and HSBC Bank USA, National Association, as Co-Syndication Agents (the “Original Credit Agreement”). In connection with the Original Credit Agreement, the Registrant and certain of its subsidiaries entered into a Guarantee and Collateral Agreement (the “Original Guarantee”) pursuant to which the Registrant and such subsidiaries granted to the Original Lenders a first priority security interest in substantially all of their respective assets.

On July 25, 2008, the Registrant entered into a $625,000,000 Amended and Restated Credit Agreement (the “New Credit Agreement”) among the Registrant, as Borrower, the several lenders from time to time parties thereto (the “New Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., Citibank, N.A., HSBC Bank USA, National Association and Wachovia Bank, National Association as Co-Syndication Agents.

The New Credit Agreement provides, among other things, for the establishment of a $300 million term loan (the “New Loan”) to be used for (i) the repayment by the Registrant of the amounts outstanding under the Original Credit Agreement, (ii) the payment of any fees, commissions and expenses in connection therewith, (iii) working capital and other general corporate purposes of the Registrant and its subsidiaries, and (iv) any acquisitions consummated after the closing of the transactions contemplated by the New Credit Agreement. The provisions of the Original Credit Agreement with respect to covenants, collateral and default interest rate remain largely unchanged.

The material terms of the New Loan are as follows:

                Principal Amortization Schedule. The New Loan will mature in five years, and will amortize as follows:

Date	Percentage of Term Loan

December 31, 2008	2.5%
March 31, 2009	2.5%
June 30, 2009	2.5%
September 30, 2009	2.5%
December 31, 2009	2.5%
March 31, 2010	2.5%
June 30, 2010	2.5%
September 30, 2010	5%
December 31, 2010	5%
March 31, 2011	5%
June 30, 2011	5%
September 30, 2011	7.5%
December 31, 2011	7.5%
March 31, 2012	7.5%
June 30, 2012	7.5%
September 30, 2012	7.5%
December 31, 2012	7.5%
March 31, 2013	7.5%
June 30, 2013	7.5%
Fifth Anniversary of the Closing Date	2.5%

                Interest. Like the Original Credit Agreement, all amounts outstanding under the New Loan will bear interest, at the Registrant’s option, at the (i) LIBOR, or (ii) Base Rate (i.e., the higher of (x) JPMorgan Chase Bank, N.A.’s prime rate and (y) the federal funds effective rate plus 0.5%), in each case plus the applicable margin percentage set forth in the grid below, based upon the “leverage ratio” of the “Consolidated Indebtedness” of the Registrant and its subsidiaries (as defined in the New Credit Agreement) to the “Consolidated EBITBA” of the Registrant and its subsidiaries (as defined in the New Credit Agreement):

A. Revolving Facility:

Consolidated Indebtedness to Consolidated EBITBA	Applicable Margin over LIBOR (basis point)	Applicable Margin over ABR (basis points)	Commitment Fee (basis points)
>2.0x	225.0	125.0	37.5
<2.0x and >1.5x	200.0	100.0	37.5
<1.5x and >1.0x	175.0	75.0	25.0
<1.0x	150.0	50	20.0

B. Term Facility:

Consolidated Indebtedness to Consolidated EBITBA	Applicable Margin over LIBOR (basis points)	Applicable Margins over ABR (basis points)
>2.0x	275.0	175.0
<2.0x and >1.5x	250.0	150.0
<1.5x and >1.0x	225.0	125.0
<1.0x	200.0	100.0

In connection with the New Credit Agreement, the Registrant and certain of its subsidiaries entered into an Amended and Restated Guarantee and Collateral Agreement, pursuant to which the Registrant and such subsidiaries granted to JPMorgan Chase Bank, N.A., as Administrative Agent for the New Lenders, a first priority security interest in substantially all of their respective assets.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1  AMENDED AND RESTATED CREDIT AGREEMENT, DATED JULY 25, 2008, among the Registrant, as Borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Bank of America, N.A., Citibank, N.A., HSBC Bank USA, National Association and Wachovia Bank, National Association as Co-Syndication Agents.

10.2  AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, DATED AS OF JULY 25, 2008, made by NBTY, Inc. and the other grantors party thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2008

NBTY, INC.

By:

/s/ Harvey Kamil

Harvey Kamil
President and Chief Financial Officer